UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017 (March 31, 2017)

Synacor, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33843	16-1542712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300 Buffalo, New York		14202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 853-1362

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2017, Synacor, Inc. (“Synacor”) entered into a Second Amended & Restated Master Services Agreement (the “Restated Agreement”) with Qwest Corporation (“Qwest”), on behalf of itself and as agent for its affiliates (including CenturyLink, Inc.), thereby amending and restating that certain Amended and Restated Master Services Agreement between Qwest and Synacor dated January 1, 2012 (as amended, the “Existing Agreement”).

The Restated Agreement amends the Existing Agreement to, among other things, extend the term of the Existing Agreement until May 31, 2020 followed by five automatic renewal periods of one year each. The Restated Agreement also includes an expanded managed email service for CenturyLink’s residential and business customers.

The foregoing description of the Restated Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNACOR, INC.

Date: April 3, 2017	By:	/s/ WILLIAM J. STUART
William J. Stuart
Chief Financial Officer and Secretary